Exhibit 10.1

New Ulm Telecom, Inc.

Fiscal Year 2006 Management Incentive Plan

Plan Summary

      SECTION I. PURPOSE

The purpose of the Management Incentive Plan (the “Plan”) is to enable New Ulm Telecom, Inc. (the “Company”) to motivate its executive officers to achieve key financial and strategic objectives. This Plan is effective beginning with the 2006 fiscal year.

      SECTION II. ELIGIBILITY CRITERIA

Plan participants are selected by the Compensation Committee of the Board of Directors (the “Committee”). Eligible participants include the following:

  Chief Executive Officer
  Vice President
  Chief Financial Officer

Participants in the Management Incentive Plan are not eligible for participation in the Employee Incentive Plan.

      SECTION III. AWARD LEVELS

Participants have the opportunity to earn cash payments under the Plan based on the achievement of pre-established financial and non-financial objectives for the fiscal year. Awards are determined as described in Section IV, and award targets are expressed as a percentage of the participant’s base salary.

The minimum individual award for any fiscal year is 0%. The target and maximum individual awards for the 2006 fiscal year are as follows:

Position	Target Award	Maximum Award
Chief Executive Officer	20% of base salary	40% of base salary
Vice President	15% of base salary	30% of base salary
Chief Financial Officer	10% of base salary	20% of base salary

As listed in the above table, the maximum individual awards for the 2006 Fiscal year are equal to two times [2x] the target award.

      SECTION IV. AWARD CALCULATION & DETERMINATION

Awards are calculated and determined based on the following three Company objectives1. The award formula is weighted according to each of the percentages listed below.

1.	Net Income	60% weight
2.	Operating Revenue	25% weight
3.	Customer Service ( up-time, customer survey results, customer retention)	15% weight
	Total Weighting	100%

Performance Minimums and Maximums

Performance results must be at least 80% of goal in order to produce any award. In addition, no awards will be paid if Net Income performance is less than 80% of goal. Maximum awards are paid for goal achievement of 120% and above.

2006 Performance & Award Multiple Table

As indicated in the following table, the percent of goal achievement determines the award percentage for each of the identified objectives. This table assumes an individual incentive target equal to 10% of base pay.

% of Goal Achievement	Net Income Award	+	Operating Rev Award	+	Customer Svs Award	=	Total Award Multiple
120%+	12.0%		5.0%		3.0%		20.0%
110%	9.0%		3.75%		2.25%		15.0%
100%	6.0%		2.5%		1.5%		10.0%
90%	4.5%		1.86%		1.14%		7.5%
80%	3.0%		1.25%		.75%		5.0%
<80%	0%		0%		0%		0%

Awards are prorated between levels of performance.

Award Examples

Annual Base Pay: $70,000
Incentive Target: 10% or $7,000

Net Income: 90% of goal
Operating Revenue: 110% of goal
Customer Service: 100% of goal

(90% * 0.60) + (110% * 0.25) + ( 100% * 0.15) = (4.5%) + (3.75%) + (1.5%) = 9.75%

9.75% x $70,000 = $6,825.00

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1  Financial measures generally refer to figures reported in the Company’s audited income statement, however, all measures for the Plan are subject to the definition and interpretation of the Board of Directors.

      SECTION V. PLAN ADMINISTRATION

The Plan is administered by the Compensation Committee of the Board of Directors.

Awards are generally determined as described in Section IV, however, the Committee reserves the right to modify the calculations at its discretion. Reasons for modification may include (but are not limited to) acquisitions or sales of businesses, below target financial performance and/or external economic factors.

If available, awards will typically be paid two and one-half months following the end of the fiscal year. Participants need to be employed through the last day of the fiscal year in order to receive any award for that year (unless otherwise specified in the Executive’s employment agreement).

      SECTION VI. PROGRESS REPORTS & INSIDER INFORMATION

Quarterly progress reports will be given to all employees upon filing of the Company’s 10-Q with the Securities and Exchange Commission. This will take place no more than 45 days after any given quarter except year-end (see Plan Administration). Any information given out prior to a public report (such as a 10-Q) is considered inside information.

All employees must be aware that forecast information is proprietary in nature and must not be disclosed. If this information is disclosed, not only could it be a competitive disadvantage for the Company, but the employee disclosing such information could be liable for passing insider information.

      SECTION VII. PARTICIPANT RIGHTS

This Plan is not intended to be a contract of employment. Both the Participant and the Company have the right to end their employment relationship with or without cause or notice.

      SECTION VIII. AMENDMENT & TERMINATION

Except as otherwise stated in this plan, the Company reserves the power to amend or wholly revise the Plan, prospectively, at any time with or without prior notice.

The Company may terminate the Plan at any time and reserves the right to interpret all provisions of the Plan. The terms of this document shall supersede all terms and provisions of any and all such prior plan documents.